As filed with the Securities and Exchange Commission on June 12, 1996 Registration No. -__________

                         ----------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.

                         ----------------------------

                                   FORM S-8

                            REGISTRATION STATEMENT

                                     under

                          THE SECURITIES ACT OF 1933

                             --------------------

                              STEVEN MADDEN, LTD.
            (Exact name of registrant as specified in its charter)

               New York                         13-3588231
        (State or other juris-               (I.R.S. Employer
        diction of organization)          Identification No.)

               52-16 Barnett Avenue, Long Island City, NY 11104
              (Address of Principal Executive Offices) (Zip Code)

  STOCK OPTION AGREEMENTS DATED FEBRUARY 3,1995, TO PURCHASE AN AGGREGATE OF
                         24,000 SHARES OF COMMON STOCK
                 STOCK OPTION AGREEMENT DATED MAY 15, 1995, TO
                    PURCHASE 90,000 SHARES OF COMMON STOCK

                                1995 Stock Plan

                           (Full title of the plan)

                                 Steven Madden
                                   President
                              Steven Madden, Ltd.
                             52-16 Barnett Avenue
                          Long Island City, NY 11104
                    --------------------------------------
                    (Name and address of agent for service)

                                (718) 446-1800
                    --------------------------------------
                    (Telephone number, including area code,
                             of agent for service)
                                                            continued overleaf

                        CALCULATION OF REGISTRATION FEE

                                                                            Proposed
                                                  Proposed                  maximum
Title of                    Amount                maximum                   aggregate                 Amount of
securities                  to be                 offering price            offering                  registration
to be registered            registered(1)         per Share                 price(2)                  fee
- ----------------            -------------         ---------                 --------                  ---
Common Stock,               24,000                $ 3.41(2)                 $ 81,840                  $  28.22
par value $.0001 per share

Common Stock,               90,000                $ 3.50(2)                 $ 315,000                 $ 108.61
par value $.0001 per share

Common Stock,              300,000                 $7.60(3)                 $2,280,000                $ 786.14
par value $.0001 purchase
                                                                                                      --------
                Total                                                                                 $ 922.97

- ----------------


(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended ("Securities Act"), this registration statement also covers an indeterminate number of shares as may be required by reason of any stock dividend, recapitalization, stock split, reorganization, merger, consolidation, combination or exchange of shares or other similar change affecting the stock.

(2) The proposed maximum offering price per share is based upon the designated exercise prices as stated in the appropriate Stock Option Agreements under which the options were granted.

(3) Estimated solely for the purpose of calculating the registration fee based upon the average of bid and asked closing prices of the shares of Common Stock on June 7, 1996 of $7.50 and $7.69 as reported on The Nasdaq SmallCap Market.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



         Item 1.  Plan Information

         Item 2.  Registrant Information and Employee Plan Annual Information


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  Incorporation of Documents By Reference

         The following documents or portions thereof, as filed with the Securities and Exchange Commission by Steven Madden, Ltd., a New York Corporation (the "Corporation"), are incorporated herein by reference:

         (1) Quarterly Report on Form 10-QSB for the quarter ended March 31,
1996.

         (2) Annual Report on Form 10-KSB/A for the year ended December 31,
1995.

         (3) The description of the Common Stock, par value $.0001 per share ("Common Stock"), of the Corporation contained in the Corporation registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicate that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         Item 4.  Description of Securities.

         Not Applicable.


         Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

         Item 6.  Indemnification of Directors and Officers

         Article IV of the By-Laws provides as follows:


                                  "ARTICLE IV"

                                INDEMNIFICATION

         Indemnification. The Corporation shall (a) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense of settlement of such action or suit, (b) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, or served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding, in each case to the fullest extent permissible under the indemnification provisions of Section 722 of the New York Business Corporation Law or any successor statute and (c) advance reasonable and necessary expenses in connection with such actions or suits, and not seek reimbursement of such expenses unless there is a specific determination that the officer or director is not entitled to such indemnification. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such persons may be entitled, under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Item 7.  Exemption from Registration Claimed

         Not Applicable.

         Item 8.  Exhibits

         The following is a complete list of exhibits filed as a part of this registration statement:

         Exhibit No.       Document

         4.1 Certificate of Incorporation of the Corporation (Incorporated by reference to Corporation's Registration Statement on Form SB-2 Registration No. 33-67162-NY)

         4.2 Amendment to the Certificate of Incorporation of the Corporation (Incorporated by reference to the Corporations' Registration Statement on Form SB-2 Registration No. 33-67162-NY).

         4.3 Consulting Agreement dated as of May 15, 1995 between the Corporation and Gary DeLuca.

         4.4 Stock Option Agreement dated as of May 15, 1995 between the Corporation and Gary DeLuca.

         4.5 Stock Option Agreement dated as of February 3, 1995 between the Corporation and John Madden.

         4.6 Stock Option Agreement dated as of February 3, 1995 between the Corporation and Gary DeLuca.

         4.7               The 1995 Stock Plan.

         5.1               Opinion of Bernstein & Wasserman, LLP.

        23.1               Consent of Bernstein & Wasserman, LLP (included in
                           Exhibit 5.1).

        23.2               Consent of Richard A. Eisner & Company, LLP.

        Item 9.  Undertakings

        A.       The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, the paragraphs (1)(i) and (1)(ii) do not apply if the information is required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time be deemed to be the initial bona fide offering thereof; and;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable, In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirement of the Securities Act of 1933, as amended, the Registrant, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Long Island City, New York, on the 10th day of June, 1996.

                                               STEVEN MADDEN, LTD

                                               By: /s/ Steven Madden
                                               Steven Madden
                                               Chairman of the Board, President
                                               and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven Madden his true and lawful attorney-in-fact and agent, for him and his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendments thereto has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                    Date
- ---------                                   -----                                    ----

/s/ Steven Madden                           Chairman of                              June 10, 1996
- ------------------------------              the Board, President
Steven Madden                               and Chief Executive
                                            Officer

                                            Director                                 June   , 1996
- -------------------------------
John L. Madden

/s/ Arvind Dharia                           Chief Financial and                      June 10, 1996
- -------------------------------             Accounting Officer
Arvind Dharia

                              STEVEN MADDEN, LTD

                                   EXHIBITS

                                      TO

                      REGISTRATION STATEMENT ON FORM S-8

                               INDEX TO EXHIBITS


         Exhibit No.       Document
         -----------       --------
         4.1               Certificate of Incorporation  of  the Corporation
                           (Incorporated  by  reference  to Corporation's
                           Registration Statement on Form SB-2 Registration No.
                           33-67162-NY)

         4.2 Amendment to the Certificate of Incorporation of the Corporation (Incorporated by reference to the Corporations' Registration Statement on Form SB-2 Registration No. 33-67162-NY).

         4.3 Consulting Agreement dated as of May 15, 1995 between the Corporation and Gary DeLuca.

         4.4 Stock Option Agreement dated as of May 15, 1995 between the Corporation and Gary DeLuca.

         4.5 Stock Option Agreement dated as of February 3, 1995 between the Corporation and John Madden.

         4.6 Stock Option Agreement dated as of February 3, 1995 between the Corporation and Gary DeLuca.

         4.7               The 1995 Stock Plan.

         5.1               Opinion of Bernstein & Wasserman, LLP.

         23.1              Consent of Bernstein & Wasserman, LLP (included in
                           Exhibit 5.1).

         23.2              Consent of Richard A. Eisner & Company, LLP.